SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)         March 31, 2000
                                                --------------------------------



                        WORLDWIDEWEB INSTITUTE.COM, INC.
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             (Exact name of registrant as specified in its charter)



   Florida                           33-40808-A               65-0260247
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(State or other jurisdiction      (Commission File          (IRS Employer
 or incorporation)                      Number)              Identification No.)



         6245 N.W. 9th Avenue, Suite 201, Fort Lauderdale, Florida 33309
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code      (954) 776-8444
                                                   -------------------


          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER ITEMS


         On March 31, 2000, we issued 11,200 shares of our newly-created Series A Convertible Preferred Stock for a total purchase price of $11,200,000 to a small group of accredited investors. The stated value of each share of the preferred stock is $1,000 per share. Each share of Series A Convertible Preferred Stock is convertible into common stock of the Company at $4.50 per share. Except upon approval of the holders of a majority in interest of the Series A Preferred Stock, no purchaser may convert their shares preferred stock if it results in the purchaser receiving more than 4.99% of the outstanding shares of common stock of WorldWideWeb. The conversion price will be adjusted for any stock splits, stock dividends, corporate reorganizations and certain other corporate transactions and issuance of securities at below market price. The preferred stock includes no dividend and carries no voting rights except as required under the Florida Business Corporation Act and, in that event, the vote of the holders of a majority of the series of preferred stock will be required to approve any transaction affecting the Series A Convertible Preferred Stock.

         WorldWideWeb is required to file a Registration Statement covering the underlying shares of common stock by May 15, 2000 and complete the registration process within 210 days of closing or become subject to certain charges and remedies. WorldWideWeb may not undertake any additional financing for a period of 240 days following the closing date without the approval of the placement agent for the financing, and the purchasers have a right of first refusal for a period of 120 days following the prior period. In addition, for a period of 18 months following the March 31, 2000 closing, the purchasers have a right to purchase up to an additional 2,222,222 shares of WorldWideWeb common stock at a purchase price of $7.50 per share.

         The Zanett Securities Corporation acted as placement agent for this financing and received a commission of $920,000 as well as reimbursement for certain expenses. WorldWideWeb also issued to The Zanett Securities Corporation a warrant to purchase 250,000 shares of our common stock at an exercise price of $4.50 which represented the market price of our common stock at the closing date. The warrant carries a three year term and is subject to certain adjustments for various corporate transactions. The shares of our common stock underlying the warrant will also be included in the Company's Registration Statement covering the purchasers' shares.

         WorldWideWeb will use the proceeds from this financing for marketing, investment in new products and services, expansion and development of foreign operations, solidifying its infrastructure, and for working capital purposes. With these proceeds, WorldWideWeb expects to file an application for inclusion of its common stock on The Nasdaq Stock Market in conjunction with its March 31, fiscal year-end financial reports.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         (a)      None


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         (b)      Exhibits.

                  99.1 Securities Purchase Agreement dated February 28 , 2000 and related exhibits.

                  99.2     Placement Agency Agreement dated February 28, 2000

                  99.3     Registration Rights Agreement dated February 28, 2000

                  99.4     Stock Purchase Warrant dated February 28, 2000















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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, WorldWideWeb Institute.com, Inc. has signed this report.


                                            WORLDWIDEWEB INSTITUTE.COM, INC.


                                            By: /s/Ernest Chu
                                                ----------------------------
                                            Name:    Ernest Chu
                                            Title:   Chief Financial Officer

Dated: April 12, 2000.















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